Fonix Corporation

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On February 24, 2004, Fonix Corporation (“Fonix”) closed its acquisition of all of the capital stock of LTEL Holdings Corporation including its wholly-owned subsidiaries, LecStar Telecom, Inc. and LecStar DataNet, Inc. (collectively “LTEL”)  in exchange for negotiated consideration of $33,000,000, which consisted of Fonix issuing 7,036,802 shares of Class A common stock, 2,000 shares of 5% Series H non-voting, nonconvertible preferred stock, $10,000 stated value per share, and a 5% $10,000,000 secured, six-year promissory note. In accordance with Statements of Financial Accounting Standards No. 141, Business Combinations, the consideration given and the purchase price were recorded at the estimated fair value of the securities issued, or $13,550,000.

Interest on the promissory note is due quarterly at 5% per annum beginning April 15, 2004, then quarterly payments of interest and principal of $319,000 are due beginning April 15, 2005 through January 10, 2010 when the remaining balance is due. Additional principal payments are due in amounts equal to 33% of the aggregate proceeds received from Fonix’s Fifth Equity Line, and any successor equity line from the same investor, in excess of $900,000 during any calendar month, over the term of the note, commencing in August 2004.

Dividends on the stated value of the outstanding Series H preferred stock are payable at the rate of 5% per annum as and when declared by the Board of Directors. The annual dividend requirement is $1,000,000. If dividends are declared on Fonix's common stock, as a condition of that dividend, Fonix is required to pay 3% of the aggregate amount of such dividend to the Series H preferred holders. Dividends on the Series H preferred stock and interest on the promissory note are payable in cash or, at the option of Fonix, in shares of Class A common stock.

On January 29, 2004, Fonix issued 3,250 shares of 8% Series I convertible preferred stock, $1,000 stated value per share, in a private placement offering that also included the issuance of warrants to purchase 965,839 shares of Class A common stock exercisable at $0.50 per share through December 31, 2008 and the issuance of 2,414,596 shares of Class A common stock, for aggregate proceeds of $3,250,000. Dividends are payable at the rate of 8% per annum of the stated value of the shares outstanding in cash or shares of Class A common stock, at Fonix’s option.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 has been prepared to present the effects of the acquisition of LTEL and its subsidiaries as though the acquisition had occurred and the common stock, the Series H preferred stock and the promissory note had been issued on December 31, 2003. The pro forma unaudited condensed consolidated balance sheet also presents the effects of the 8% Series I preferred stock offering as though it had been issued on December 31, 2003. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 has been prepared to present the effects of the acquisition of LTEL as though the acquisition had occurred and the 8% Series I preferred stock had been issued on January 1, 2003. The unaudited pro forma financial information is illustrative of the effects of the acquisition and does not necessarily reflect the financial position or results of operations that would have resulted had the acquisition actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ending December 31, 2004, or any other period.

Fonix Corporation

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2003

			Pro Forma Adjustments
			LTEL		Series I Preferred
	Fonix	LTEL	Acquisition		Stock Issuance		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$ 50,000	$ 146,000	$ -		$ 3,010,000	(F)	$ 3,206,000
Subscriptions receivable	245,000	-	-		-		245,000
Accounts receivable	4,000	1,943,000	(451,000)	(A)	-		1,496,000
Other current assets	43,000	66,000	-		-		109,000
Total current assets	342,000	2,155,000	(451,000)		3,010,000		5,056,000
Long-term investments	-	250,000	(5,000)	(A)	-		245,000
Property and equipment, net	125,000	664,000	(511,000)	(A)	-		278,000
Deposits and other assets	75,000	1,047,000	(57,000)	(A)	-		1,065,000
Intangible assets	-	-	19,143,000	(A)	-		19,143,000
Goodwill	2,631,000	3,764,000	(3,764,000)	(A)	-		2,631,000

Total assets	$ 3,173,000	$ 7,880,000	$ 14,355,000		$ 3,010,000		$ 28,418,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accrued payroll and other compensation	$ 6,964,000	$ -	$ -		$ -		$ 6,964,000
Accounts payable	2,650,000	4,709,000	-		-		7,359,000
Accrued liabilities	3,179,000	3,576,000	(483,000)	(B)	-		6,272,000
Notes payable and advances	707,000	-	-		(240,000)	(F)	467,000
Current portion of long-term notes payable	30,000	347,000	-		-		377,000
Total current liabilities	13,530,000	8,632,000	(483,000)		(240,000)		21,439,000
Long-term notes payable, net of current portion	40,000	8,036,000	4,624,000	(A)	-		5,200,000
			(7,500,000)	(B)
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value;
Series A, convertible; 166,667 shares outstanding	500,000	-	-		-		500,000
Series H, nonvoting and nonconvertible;
2,000 shares outstanding	-	-	4,000,000	(A)	-		4,000,000
Series I, convertible; 3,250 shares outstanding	-	-	-		3,250,000	(F)	3,250,000
Common stock, $0.0001 par value;
Class A voting, 61,366,589 shares outstanding	5,000	-	1,000	(A)	-		6,000
Class B non-voting, none outstanding	-	-	-		-		-
Additional paid-in capital	195,284,000	870,000	5,730,000	(A)	2,821,000	(F)	203,030,000
			7,983,000	(B)
			(9,658,000)	(C)
Outstanding warrants	1,334,000	-	-		-		1,334,000
Cumulative foreign currency translation adjustment	30,000	-	-		-		30,000
Accumulated deficit	(207,550,000)	(9,658,000)	9,658,000	(C)	(2,821,000)	(F)	(210,371,000)
Total stockholders' equity (deficit)	(10,397,000)	(8,788,000)	17,714,000		3,250,000		1,779,000

Total liabilities and stockholders' equity (deficit)	$ 3,173,000	$ 7,880,000	$ 14,355,000		$ 3,010,000		$ 28,418,000

See the accompanying notes to unaudited pro forma financial information.

Fonix Corporation

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

			LTEL Acquisition Pro Forma		Pro Forma
	Fonix	LTEL	Adjustments		Results

Revenues	$ 2,384,000	$15,859,000	$ -		$ 18,243,000
Cost of revenues:
Impairment loss on capitalized software
technology	(822,000)	-	-		(822,000)
Other cost of revenues	(207,000)	(7,461,000)	-		(7,668,000)
Gross profit	1,355,000	8,398,000	-		9,753,000
Operating expenses:
Selling, general and administrative	7,004,000	8,856,000	5,684,000	(E)	21,544,000
Product development and research	5,141,000	-	-		5,141,000
Impairment loss on intangible assets	302,000	-	-		302,000
Total operating expenses	12,447,000	8,856,000	5,684,000		26,987,000
Loss from operations	(11,092,000)	(458,000)	(5,684,000)		(17,234,000)
Interest income	43,000	-	-		43,000
Interest expense	(1,973,000)	(1,025,000)	(1,038,000)	(D)	(4,036,000)
Other expense	(161,000)	-	-		(161,000)
Loss from operations before equity
in net loss of affiliate	(13,183,000)	(1,483,000)	(6,722,000)		(21,388,000)
Equity in net loss of affiliate	(360,000)	-	-		(360,000)
Net loss	$ (13,543,000)	$ (1,483,000)	$ (6,722,000)		$ (21,748,000)
Basic and diluted net loss per common share	$ (0.50)			(G)	$ (0.68)

See the accompanying notes to unaudited pro forma financial information.

Fonix Corporation

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

A

To record the consideration issued in the acquisition of LTEL Holdings Corporation and its subsidiaries and the allocation of the purchase price to the assets acquired and liabilities assumed. In accordance with FAS No. 141 Business Combinations, the aggregate purchase price for financial reporting purposes was $13,550,000. Fonix issued common stock, newly authorized Series H Preferred Stock, and a promissory note payable as consideration. The number of shares of common stock issued in the acquisition was determined based upon the closing market price of the Fonix common stock on February 24, 2004 of $0.43 per share, or 7,036,802 common shares. The value of the shares of Class A common stock was determined based on the average market price of the Fonix common stock over the three-day period before and after the terms of the acquisition were agreed to and announced of $0.70 per share, or $4,926,000. Fonix also issued 2,000 shares of 5% Series H non-voting, non-convertible preferred stock with a stated value of $10,000 per share valued at $4,000,000, and a 5% $10,000,000 secured, six-year promissory note valued at $4,624,000. The values of the Series H preferred stock and the promissory note were determined based the estimated risk-adjusted cost of capital to Fonix at the date of the acquisition. The fair value of the Series H preferred stock was based on an imputed yield rate of 25% per annum and the discount on the promissory note of $5,376,000 was based on an imputed interest rate of 25% per annum.

The purchase price was allocated to the assets acquired and liabilities assumed on February 24, 2004, based on their estimated fair values. Goodwill was not recognized in connection with the acquisition. The excess of the fair value of the net assets over the purchase price was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the long-term assets. Fonix and LTEL are in the process of determining the fair values of certain assets and liabilities; accordingly, the allocation of the purchase price is subject to refinement. The purchase price was allocated to the assets acquired and the liabilities assumed on February 24, 2004 as follows:

Current assets	$ 2,478,000
Investments	245,000
Property and equipment	153,000
Deposits and other assets	990,000
Intangible assets	19,143,000
Total assets acquired	23,009,000
Current liabilities	(8,923,000)
Long-term portion of notes payable	(536,000)
Total liabilities assumed	(9,459,000)
Net Assets Acquired	$ 13,550,000

B

To record the conversion of a $7,500,000 promissory note and $483,000 of related accrued interest into Series B preferred stock of LTEL subsequent to December 31, 2003 but prior to the acquisition by Fonix.

C

To eliminate LTEL’s accumulated deficit as of December 31, 2003.

D

To record interest expense on the carrying amount of the 5% $10,000,000 promissory note at the imputed interest rate of 25% per annum.

E

To record amortization of the intangible assets over their estimated useful lives. Of the $19,143,000 of acquired intangible assets, $1,149,000 was assigned to LecStar's brand name, which has an indefinite life and therefore is not subject to amortization, $14,932,000 was assigned to the local telephone exchange customer base, with a 2.9-year weighted-average useful life, and $3,062,000 was assigned to established marketing contracts and agreements with utility companies, with a 1.8-year estimated useful life. Total intangible assets subject to amortization have a weighted-average useful life of approximately 2.7 years. Approximately 44% of the customer base includes residential customers with an estimated weighted-average customer life of 2.3 years and 56% are business customers with an estimated weighted-average customer life of 3.4 years.

F

To record the issuance of 3,250 shares of 8% Series I convertible preferred stock, $1,000 stated value per share, warrants to purchase 965,839 shares of Class A common stock exercisable at $0.50 per share through December 31, 2008 and 2,414,596 shares of Class A common stock, for aggregate proceeds of $3,250,000. The proceeds were allocated to the financial instruments issued based upon their relative fair values and $1,830,000 was allocated to the beneficial conversion. The allocation resulted in a discount on the 8% Series I convertible preferred stock of $2,821,000. The discount was immediately amortized as a preferred dividend on the date the proceeds were received. Series I preferred stock dividends are payable at the rate of 8% per annum of the stated value of the shares outstanding in cash or shares of Class A common stock, at Fonix’s option.

G

Historical and pro forma basic and diluted net loss per common share for the year ended December 31, 2003 was computed as follows:

	Fonix	Pro Forma
Loss from continuing operations	$ (13,543,000)	$ (21,748,000)
5% Series H preferred stock dividends	-	(1,000,000)
8% Series I preferred stock dividends	-	(260,000)	(1)
Net loss attributable to common stockholders	$ (13,543,000)	$ (23,008,000)
Basic and diluted weighted-average common shares outstanding	26,894,005	33,930,807
Basic and diluted net loss per common share	$ (0.50)	$ (0.68)

1 The effects of the acquisition of LTEL and the issuance of the Series I preferred stock were increases to the pro forma basic and diluted net loss per common shares for the year ended December 31, 2003 of $0.17 and $0.01 per share, respectively.